                                                                 EXHIBIT 99.B11


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the financial statements of the Kemper State Tax-Free Income Series -- Kemper Florida Tax-Free Income Fund, Kemper New Jersey Tax-Free Income Fund, Kemper New York Tax-Free Income Fund, Kemper Pennsylvania Tax-Free Income Fund, Kemper California Tax-Free Income Fund, Kemper Michigan Tax-Free Income Fund, Kemper Ohio Tax Free Income Fund and Kemper Texas Tax-Free Income Fund dated October 13, 1995 in the Registration Statement (Form N-1A) of Kemper State Tax-Free Income Series and their incorporation by reference in the related Prospectus and Statment of Additional Information of Kemper Tax-Free Income Funds, filed with the Securities and Exchange Commission Statement under the Securities Act of 1933 (Registration No. 2-81549) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3657).



                                        /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP




Chicago, Illnois
October 27, 1995

                        REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper State Tax-Free Income Series



We have audited the accompanying statement of assets and liabilities, including the portfolios of investments, of Kemper California Tax-Free Income Fund (California Fund), Kemper Michigan Tax-Free Income Fund (Michigan Fund), Kemper Ohio Tax-Free Income Fund (Ohio Fund), and Kemper Texas Tax-Free Income Fund (Texas Fund), four of the eight investment portfolios comprising Kemper State Tax-Free Income Series (the Trust), as of August 31, 1995, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period ended August 31, 1995 for the California Fund, Ohio Fund and Texas Fund and for the period from March 15, 1995 (initial public offering) to August 31, 1995 for the Michigan Fund, and the financial highlights for the fiscal periods since 1986. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of August 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the above mentioned Funds of Kemper State Tax-Free Income Series at August 31, 1995, and the results of their operations, the changes in their net assets and financial highlights for the periods referred to above, in conformity with generally accepted accounting principles.


                                                /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP




Chicago, Illinois
October 13, 1995

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Kemper State Tax-Free Income Series

We have audited the accompanying statement of assets and liabilities, including the portfolios of investments, of Kemper Florida Tax-Free Income Fund (Florida Fund), Kemper New Jersey Tax-Free Income Fund (New Jersey Fund), Kemper New York Tax-Free Income Fund (New York Fund), and Kemper Pennsylvania Tax-Free Income Fund (Pennsylvania Fund), four of the eight investment portfolios comprising Kemper State Tax-Free Income Series (the Trust), as of August 31, 1995, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period ended August 31, 1995 for the Florida Fund and New York Fund and for the period from March 15, 1995 (initial public offering) to August 31, 1995 for the New Jersey Fund and Pennsylvania Fund, and the financial highlights for the fiscal periods since 1991. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of August 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the above mentioned Funds of Kemper State Tax-Free Income Series at August 31, 1995, and the results of their operations, the changes in their net assets and the financial highlights for the periods referred to above, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP
                                              ERNST & YOUNG LLP


Chicago, Illinois
October 13, 1995